Along Mobile Technologies, Inc.

Pro-Forma Consolidated Statement of Operations
(Unaudited)

	Along Mobile Technologies, Inc. November 30, 2005 (Unaudited)	Main Glory Holdings Limited December 31, 2005 (Audited)	Shaanxi Jialong Hi-Tech Incorporated December 31, 2005 (Audited)	Pro-Forma Adjustments	December 31, 2005 (Unaudited)
Income					
Sales			$ 4,515,395		$ 4,515,395
Cost of Sales			(1,479,580)		(1,479,580)
Gross Profit	-	-	3,035,815	-	3,035,815
Operating Expenses					
Selling and Distribution			453,673		453,673
General and Administrative			580,030		580,030
Depreciation			85,929		85,929
Total Expenses	-	-	1,119,632	-	1,119,632
Income from Operations	-	-	1,916,183	-	1,916,183
Other Income:					
Interest Income			18,106		18,106
Income before Provision for Income Taxes	-	-	1,934,289	-	1,934,289
Provision for Income Taxes	-	-	-	-	-
Net Income	-	-	1,934,289	-	1,934,289
Other Comprehensive Income / (Loss)					
Currency Translation			125,962		125,962
Comprehensive Income	$ -	$ -	$ 2,060,251	$ -	$ 2,060,251
Basic and Diluted (Loss) per Share				$ -	$ 0.029
Weighted Average Number of Shares				70,000,000	70,000,000

The accompanying notes are an integral part of these statements

Along Mobile Technologies, Inc.

Pro-Forma Consolidated Balance Sheet
(Unaudited)

December 31, 2005

	Along Mobile Technologies, Inc. November 30, 2005 (Unaudited)	Main Glory Holdings Limited December 31, 2005 (Audited)	Shaanxi Jialong Hi-Tech Incorporated December 31, 2005 (Audited)	Pro-Forma Adjustments	December 31 2005 (Unaudited)
ASSETS					
Current Assets					
Cash and Cash Equivalents			$ 6,475,370		$ 6,475,370
Accounts Receivable, net			147,899		147,899
Inventory			54,505		54,505
Note Receivable			1,237,624		1,237,624
Other Receivables			14,177		14,177
Total Current Assets	-	-	7,929,575	-	7,929,575
Property and Equipment, net			1,866,865		1,866,865
Other Assets					
Intangible Assets	-	1	925,925	(1)	925,925
Total Assets	$ -	$ 1	$ 10,722,365	$ (1)	$ 10,722,365
LIABILITIES AND STOCKHOLDERS' EQUITY					
Current Liabilities					
Accounts Payable			$ 10,377		$ 10,377
Other Payables and Accrued Liabilities			449,461		449,461
Value Added Tax Payables			633,342		633,342
Other Tax Payables			44,123		44,123
Accrued Dividends Payable			309,406		309,406
Total Liabilities	-	-	1,446,709	-	1,446,709
Stockholders' Equity					
Common Stock	6,189	1	6,188,112	(6,124,302)	70,000
Additional Paid-in Capital	5,143,766		117,292	974,346	6,235,404
Retained Earnings	(5,149,955)		2,993,755	5,149,955	2,993,755
Accumulated Other Comprehensive Income	-		(23,503)		(23,503)
Total Stockholders' Equity	-	1	9,275,656	(1)	9,275,656
Total Liabilities and Stockholders' Equity	$ -	$ 1	$ 10,722,365	$ (1)	$ 10,722,365

The accompanying notes are an integral part of these statements

Along Mobile Technologies, Inc.

NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

NOTE 1. BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of along Mobile Technologies, Inc. (Along), Main Glory Holdings Limited (Main Glory) and Shaanxi Jialong Hi-Tech Incorporated Company (Jialong). Along acquired Main Glory in a stock exchange on December 1, 2005 by issuing 63,811,443 common shares in exchange for all of the issued and outstanding stock of Main Glory and effecting a change of control. Prior to that Main Glory had acquired Jialong on November 28, 2005.

Jialong was incorporated as a joint stock company in the People's Republic of China (PRC) on December 28, 2000 with its principal place of business in Xian, Shaanxi Province, PRC. On November 21, 2005, the stockholders of Jialong entered into a definitive agreement wherein they exchanged 100% of their ownership of Jialong for 100% ownership of Main Glory under a reorganization plan.

Because of the change of control the transaction wherein Along acquired Main Glory is a recapitalization in which Main Glory is treated as the accounting acquirer and all adjustments are made through paid-in capital. Thus, the financial statements will be primarily those of Main Glory with the adoption of the capital structure of Along.

Along is the registrant, was originally organized in the State of Utah in 1976 as Merit Diversified International, Inc., subsequently reincorporated in the State of Nevada on August 9, 1994 and on December 1, 2005 changed its name from International Synergy Holding Company, Ltd. to Along Mobile Technologies, Inc. The Balance sheet of Along is from its unaudited financial statements incorporated in this 8-K for the period ended November 30, 2005. Along has no assets, liabilities and no current activity other than its acquisition of Main Glory. The Balance sheet for Main Glory is from its December 31, 2005 audited financial statement.

Main Glory was incorporated in Hong Kong on July 13, 2005 for the sole purpose of acquiring and holding Jialong and has no other operations.

NOTE 2. PRO-FORMA ADJUSTMENTS

The pro-forma adjustments in the Pro-Forma Consolidated Balance Sheet eliminates Main Glory's investment in Jialong and adjusts the common stock and additional paid in capital accounts to Along's post-acquisition capital structure.